Exhibit 10.3

FIRST FOUNDATION INC.

FORM OF

INDEMNIFICATION AGREEMENT

This INDEMNIFICATION AGREEMENT (“Agreement”) is made and entered into as of _________ __, 20__, by and between FIRST FOUNDATION INC., a California corporation (the “Company”), and ______________ (the “Indemnitee”).

RECITALS

WHEREAS, it has become increasingly difficult for bank holding companies, banks and other financial service companies to attract and retain highly qualified persons to serve as directors and officers due, in large part, to the risk that they will be subjected personally to expensive litigation and the risks of having to bear the costs of defending and settling such litigation, just for serving as directors or officers; and

WHEREAS, for this reason, the Board of Directors of the Company (the “Board”) believes that it is necessary and advisable, as a means of attracting highly qualified persons to become and remain directors and officers of the Company or any of its subsidiaries, that the Company should act to assure such persons that there will be increased certainty of protection from personal liability arising out of their good faith service as directors and officers; and

WHEREAS, it is deemed to be reasonable, prudent and necessary, as a means of providing such protection, that the Company obligate itself contractually to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that such persons will serve or continue to serve the Company or its subsidiaries free from undue concern that they will have to bear, personally, the costs of litigation for actions taken by them in good faith and which they believed were in the best interests of this Corporation and its shareholders; and

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company on the condition that he or she be so indemnified; and

WHEREAS, the Board of Directors and the shareholders of the Company have approved this form of Indemnification Agreement, the Company’s entry into indemnification agreements in substantially the form hereof with its directors and officers and the Company’s performance of such agreements.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties agree as follows:

1.          Indemnification.

(a)          Third Party Proceedings. The Company shall indemnify Indemnitee if Indemnitee is or was a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of (i) the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary or division of the Company, or (ii) any action or inaction on the part of Indemnitee while an officer or director, or (iii) the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) actually and reasonably incurred by Indemnitee in connection with such action or proceeding; provided, that Indemnitee acted (x) in good faith and within the scope of Indemnitee’s duties or authority (as he or she could reasonably have perceived it under the circumstances and (y) in a manner Indemnitee reasonably believed to be in the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful (the “Required Standard of Conduct”). The termination of any action or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in the best interests of the Company, or, with respect to any criminal action or proceeding, had no reasonable cause to believe that Indemnitee’s conduct was unlawful; provided that in any such event, indemnification may be subject to the condition set forth in Section 4(f) hereof).

(b)          Proceedings by Company Shareholders. The Company shall indemnify Indemnitee if Indemnitee was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding brought by any shareholder of the Company or in the right of the Company to procure a judgment in favor of the Company by reason of (i) the fact that Indemnitee is or was a director, officer, employee or agent of the Company, or any subsidiary of the Company, or (ii) any action or inaction on the part of Indemnitee while serving as an officer or director of the Company, or (iii) the fact that Indemnitee is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) and, to the fullest extent permitted by law, amounts paid in settlement, in each case to the extent actually and reasonably incurred by Indemnitee in connection with the defense or settlement of such action or proceeding; provided, that Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company or any of its subsidiaries in the performance of Indemnitee’s duty to the Company or any such subsidiary, unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for expenses and then only to the extent that the court shall determine.

2.          Contribution.

(a)          If the indemnification provided in Section 1 is unavailable and may not be paid to Indemnitee for any reason, then in respect of any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be jointly liable if joined in such action, suit or proceeding), the Company shall pay, in the first instance, the entire amount of any judgment or settlement of such action, suit or proceeding without requiring Indemnitee to contribute to such payment, and the Company hereby waives and relinquishes any right of contribution it may have against Indemnitee. The Company shall not enter into any settlement of any action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be jointly liable if joined in such action, suit or proceeding) unless such settlement provides for a full and final release of all claims asserted against Indemnitee or Indemnitee provides his or her prior written consent to such settlement.

(b)          Without diminishing or impairing the foregoing obligations of the Company, if, for any reason, Indemnitee shall elect or be required to pay all or any portion of any judgment or settlement in any threatened, pending or completed action, suit or proceeding in which the Company is jointly liable with Indemnitee (or would be jointly liable if joined in such action, suit or proceeding), the Company shall contribute to the amount of expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred and paid or payable by Indemnitee in such proportion as is appropriate to reflect (i) the relative benefits received by the Company or any of its subsidiaries, on the one hand, and the Indemnitee, on the other hand, from the transaction from which such action, suit or proceeding arose, and (ii) the relative fault of the Company or any of its subsidiaries, on the one hand, and of the Indemnitee, on the other, in connection with the events which resulted in such expenses, judgments, fines or settlement amounts, as well as any other relevant equitable considerations. The relative fault of the Company or any of its subsidiaries (as the case may be), on the one hand, and of the Indemnitee, on the other, shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such expenses, judgments, fines or settlement amounts. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2 were determined by pro rata allocation or any other method of allocation which does not take account of the foregoing equitable considerations.

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3.          Indemnification for Expenses of a Witness. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee is, by reason of Indemnitee’s capacity as a director or officer of the Company or of any of its subsidiaries, a witness in any proceeding to which Indemnitee is not a party, he/she shall be indemnified against all expenses actually and reasonably incurred by him/her or on his/her behalf in connection therewith.

4.          Expenses; Indemnification Procedure.

(a)          Advancement of Expenses. The Company shall advance all expenses incurred by Indemnitee in connection with the investigation, defense, settlement or appeal of any civil or criminal action or proceeding referenced in Section 1(a) or (b) hereof (but not amounts actually paid in settlement of any such action or proceeding without the consent of the Company, which consent shall not be unreasonably withheld or delayed). Indemnitee hereby undertakes to repay such amounts advanced only if, and to the extent that, it shall ultimately be determined that Indemnitee is not entitled to be indemnified by the Company as authorized by this Agreement. The advances to be made hereunder shall be paid by the Company to Indemnitee within twenty (20) days following delivery of a written request therefor by Indemnitee to the Company. The Company may require Indemnitee to enter into an agreement, substantially in the form of Exhibit A hereto as a condition to the advancement by the Company of expenses as provided for in this Section 4(a).

(b)          Obligations of Indemnitee. As a condition precedent to Indemnitee’s right to be indemnified under this Agreement, and as consideration therefor, Indemnitee shall give the Company notice in writing as soon as practicable of any claim made against Indemnitee for which indemnification will or could be sought under this Agreement. Notice to the Company shall be directed to the Chief Executive Officer or President of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee). Notice shall be deemed received three (3) business days after the date postmarked if sent by certified or registered mail, properly addressed; otherwise notice shall be deemed received when such notice shall actually be received by the Company. In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably request and as shall be within Indemnitee’s power (at the expense of the Company).

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(c)          Procedure. Any indemnification provided for in Section 1 shall be made no later than forty-five (45) days after receipt of the written request of Indemnitee therefor. If a claim under this Agreement, under any statute, or under any provision of the Company’s Articles of Incorporation or Bylaws providing for indemnification, is not paid in full by the Company within forty-five (45) days after a written request for payment thereof has first been received by the Company, Indemnitee may, but need not, at any time thereafter bring an action against the Company to recover the unpaid amount of the claim and, subject to Section 15 of this Agreement, Indemnitee also shall be entitled to be reimbursed, by the Company, for the expenses (including attorneys’ fees) of bringing and prosecuting such action, within twenty (20) days after delivery by Indemnitee to the Company of a written demand therefor accompanied by copies of billings or invoices evidencing the incurrence of such costs by the Indemnitee. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in connection with any action or proceeding in advance of its final disposition) that Indemnitee has not met the standard of conduct which make it permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed (the “applicable standard of conduct”), but the burden of proving such defense shall be on the Company, and Indemnitee shall be entitled to receive interim payments of expenses pursuant to Section 4(a) above unless and until a court of competent jurisdiction issues a final judgment or ruling, from which no further right of appeal exists, that the Indemnitee failed to meet the applicable standard of conduct. It is the parties’ intention that if the Company contests Indemnitee’s right to indemnification, the question of Indemnitee’s right to indemnification shall be for the court to decide, and neither the failure of the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) to have made a determination that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct required by applicable law, nor an actual determination by the Company (including its Board of Directors, any committee or subgroup of the Board of Directors, independent legal counsel, or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has or has not met the applicable standard of conduct.

(d)          Notice to Insurers. If, at the time of the receipt of a notice of a claim pursuant to Section 4(b) above, the Company has director and/or officer liability insurance in effect, the Company shall give prompt notice of the commencement of such proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policies.

(e)          Selection of Counsel. In the event the Company shall be obligated under Section 4(a) hereof to pay or advance the expenses of any proceeding against Indemnitee and for so long as it is paying such expenses, then, subject to clause (ii) of this Section 4(e), the Company shall be entitled to assume the defense of such proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of the Company’s election so to do. After delivery of such notice, approval of such counsel by Indemnitee and the Company’s retention of such counsel, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same proceeding, provided, however, that Indemnitee shall have the right to employ his or her counsel in any such proceeding at Indemnitee’s expense, if (i) the employment of counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense or that the Indemnitee may have any defenses to liability available to him or her that are not available to the Company, or (iii) the Company shall not, in fact, have employed counsel to assume the defense of such proceeding, or having employed such counsel it fails or ceases to defend diligently and in good faith against the claims in such proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company

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(f)          Certain Approval Requirements. Notwithstanding anything to the contrary that may be contained elsewhere in this Agreement, if a proceeding to which Indemnitee is or was a party is or was settled, or a judgment is or has been rendered in any such proceeding for the Indemnitee but other than on the merits or against the Indemnitee, then, no indemnification shall be permitted hereunder (i) if any Federal or state bank regulatory agency with jurisdiction over the Company or any of its subsidiaries (such as the Federal Reserve Board, the FDIC or the California Department of Business Oversight) objects thereto or if the Company or any of its subsidiaries is required to obtain and, despite its diligent efforts to do so, is unable to obtain the consent of such bank regulatory agency in any case where such consent is required under any applicable federal or state banking laws or regulations or any regulatory agreement or order entered by any such bank regulatory agency with or against the Company or any of its subsidiaries.

5.          Additional Indemnification Rights; Non-Exclusivity.

(a)          Scope. Notwithstanding any other provision of this Agreement to the contrary, the Company hereby agrees to indemnify the Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by the other provisions of this Agreement, the Company’s Articles of Incorporation or Bylaws or by statute. In the event of any change, after the date of this Agreement, in any applicable law, statute or rule which expands the right of a California corporation to indemnify a member of its board of directors or an officer, such changes shall be, ipso facto, within the purview of Indemnitee’s rights and Company’s obligations, under this Agreement. In the event of any change in applicable law, statute or rule which narrows the right of a California corporation to indemnify a member of its board of directors or an officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

(b)          Non-Exclusivity. The indemnification provided by this Agreement shall not be deemed exclusive of any right to which Indemnitee may be entitled under the Company’s Articles of Incorporation or its Bylaws, or any agreement, any vote of shareholders or disinterested directors, the General Corporation Law of the State of California or any applicable federal law or regulation, or otherwise, both as to action in Indemnitee’s official capacity and as to action in another capacity while holding such office. The indemnification provided under this Agreement shall continue as to Indemnitee for any action taken or not taken while serving in an indemnified capacity even though he or she is not serving in such capacity or in any capacity with the Company at the time any action or other covered proceeding is brought or maintained.

6.          Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the expenses, judgments, fines or penalties actually or reasonably incurred by him or her in the investigation, defense, appeal or settlement of any civil or criminal action or proceeding, but not, however, for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such expenses, judgments, fines or penalties to which Indemnitee is entitled.

7.          Directors’ and Officers’ Liability Insurance. The Company and its subsidiaries shall, from time to time, make a good faith determination whether or not it is practicable for the Company or such subsidiaries to obtain and maintain a policy or policies of insurance with reputable insurance companies providing the officers and directors of the Company and its subsidiaries with coverage for losses from wrongful acts, or to ensure performance by the Company of its indemnification obligations under this Agreement. Among other considerations, the Company will weigh the costs of obtaining such insurance coverage against the protection afforded by such coverage. If any such directors’ and officers’ liability insurance is obtained, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s directors, if Indemnitee is a director; or of the Company’s most favorably insured officers, if Indemnitee is not a director of the Company but is an officer; or of the Company’s key employees, if Indemnitee is not an officer or director but is a key employee. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, or that the premium costs for such insurance are disproportionate to the amount of coverage provided, or that the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit, or if Indemnitee is covered by similar insurance maintained by a subsidiary of the Company.

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8.          Exceptions. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

(a)          Excluded Acts. To indemnify Indemnitee for any acts or omissions or transactions for which a director may not be relieved of liability under the California General Corporation Law or applicable federal laws; or

(b)          Claims Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense, except with respect to proceedings brought to establish or enforce a right to indemnification under this Agreement or any other statute or law, provided that such indemnification or advancement of expenses may be provided by the Company in specific cases if the Board of Directors has approved the initiation or bringing of such suit; or

(c)          Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by the Indemnitee with respect to any proceeding instituted by Indemnitee to enforce or interpret this Agreement, if a court of competent jurisdiction determines that each of the material assertions made by the Indemnitee in such proceeding was not made in good faith or was frivolous; or

(d)          Insured Claims. To indemnify Indemnitee for expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, ERISA excise taxes or penalties, and amounts paid in settlement) which have been paid directly to Indemnitee by an insurance carrier under a policy of directors’ and officers’ liability insurance or other insurance policy that may be maintained by the Company or any of its subsidiaries.

(e)          Claims under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits and other amounts, if any, arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended, or any similar successor statute.

9.          Mutual Acknowledgment. Both the Company and Indemnitee acknowledge that in certain instances, Federal law or applicable public policy may prohibit the Company from indemnifying its directors and officers under this Agreement or otherwise. Indemnitee understands and acknowledges that the Company may be required in the future to undertake with the Securities and Exchange Commission or a federal or state bank regulatory agency to submit the question of indemnification to a court in certain circumstances for a determination of the Company’s right under public policy to indemnify Indemnitee and, in that event, the Indemnitee’s rights and the Company’s obligations hereunder shall be subject to that determination.

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10.         Effectiveness of Agreement. This Agreement shall be effective as of the date set forth on the first page and may apply to acts or omissions of Indemnitee which occurred prior to such date if Indemnitee was an officer, director, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, at the time such act or omission occurred. This Agreement shall remain in full force and effect, notwithstanding and at all times during the term of and after the cessation of (i) Indemnitee’s employment with the Company (if Indemnitee is an officer or key management employee of the Company or any subsidiary) or (ii) the end of his or her term of office as a director of the Company or of any subsidiary (if the Indemnitee is a director of the Company or a subsidiary and not an officer or key management employee of the Company or any subsidiary).

11.         Severability. Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law. The Company’s inability, pursuant to applicable law or a court or government regulatory order, to perform its obligations under this Agreement shall not constitute a breach of this Agreement. The provisions of this Agreement shall be severable as provided in this Section 11. If this Agreement or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated, and the balance of this Agreement not so invalidated shall be enforceable in accordance with its terms.

12.         Construction of Certain Phrases.

(a)          For purposes of this Agreement, references to the “Company” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that if Indemnitee is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, Indemnitee shall stand in the same position under the provisions of this Agreement with respect to the resulting or surviving corporation as Indemnitee would have with respect to such constituent corporation if its separate existence had continued.

(b)          For purposes of this Agreement, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on Indemnitee with respect to an employee benefit plan; and references to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants, or beneficiaries.

13.         Amendments and Waivers. This Agreement may not be amended except by an instrument in writing executed and delivered by each of the parties hereto. No waiver by of the obligations hereunder of a party, or of the rights of the other party hereto, shall be effective unless such waiver is set forth in an instrument in writing executed and delivered by the other party.

14.         Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns, and shall inure to the benefit of Indemnitee and Indemnitee’s estate, heirs, legal representatives and assigns.

15.         Attorneys’ Fees. In the event that any action is instituted by Indemnitee under this Agreement to enforce or interpret any of the terms hereof, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable attorneys’ fees, incurred by Indemnitee with respect to such action, unless as a part of such action, any court having jurisdiction determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous. In the event of an action instituted by or in the name of the Company under this Agreement or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including attorneys’ fees, incurred by Indemnitee in defense of such action (including with respect to Indemnitee’s counterclaims and cross-claims made in such action), unless as a part of such action the court determines that each of Indemnitee’s material defenses to such action were made in bad faith or were frivolous.

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16.         Notices. Except as may otherwise be provided in Section 4(b) above, all notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed duly given (i) if delivered by hand and receipted for by the party addressee, on the date of such receipt, or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date postmarked. Addresses for notice to either party are as shown on the signature page of this Agreement, or as subsequently modified by written notice.

17.         Consent to Jurisdiction. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of California located in the County of Orange, for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in state courts of the State of California located in the County of Orange.

18.         Choice of Law. This Agreement shall be governed by and its provisions construed in accordance with the laws of the State of California as applied to contracts between California residents entered into and to be performed entirely within California and without regard to California’s choice of law rules, except if and to the extent, that in any instance applicable federal law supersedes the applicable California law.

19.         Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to such subject matter (but does not affect any additional rights of Indemnitee or obligations of the Company relating to indemnification of officers or directors under applicable law).

20.         Counterparts. This Agreement may be executed in two or more counterparts, each of which executed counterparts, together with any facsimile, photocopies or digital copies thereof, shall be deemed an original, but all of which together shall constitute one and the same Agreement.

21.         Headings and Certain Definitions. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement and shall not affect the construction, interpretation or application of any of the terms or provision hereof. For purposes of this Agreement, the term “including” shall mean “including without limitation” or including, but not limited to,” and, unless the context clearly indicates otherwise, the terms “hereof,” “herein,” “hereunder,” and “hereinafter” and any similar terms shall refer to this Agreement as a whole and not to the particular Section, paragraph or sentence or clause where any such term may appear.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

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COMPANY:

FIRST FOUNDATION INC.

By:
Its:
Print Name:

INDEMNITEE:

Print Name:

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EXHIBIT A

UNDERTAKING TO REPAY

This UNDERTAKING TO REPAY is made on __________, 200__, between First Foundation Inc., a California corporation (the “Company”) and the Indemnitee listed on the attached signature page (“Indemnitee”).

RECITALS

WHEREAS, Indemnitee may become involved in investigations, claims, actions, suits or proceedings which have arisen or may arise in the future as a result of Indemnitee’s service to the Company or any subsidiary thereof;

WHEREAS, Indemnitee desires that the Company pay any and all expenses (including, but not limited to, attorneys’ fees and court costs) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in defending or investigating any such suits or claims and that such payment be made in advance of the final disposition of such investigations, claims, actions, suits or proceedings to the extent that Indemnitee has not been previously reimbursed by insurance;

WHEREAS, the Company is willing to make such payments, but only if it receives an undertaking to repay same from Indemnitee; and

WHEREAS, Indemnitee is willing to give such an undertaking.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.          In regard to any payments made by the Company to Indemnitee pursuant to the terms of the Indemnification Agreement dated _____________ ____, 20__, between the Company and Indemnitee, Indemnitee hereby undertakes and agrees to repay to the Company any and all amounts so paid promptly and in any event within thirty (30) days after the disposition, including any appeals, of any litigation or threatened litigation on account of which payments were made, but only to the extent that Indemnitee is ultimately found, in a final judgment of a court of competent jurisdiction from which an appeal is no longer available, not entitled to be indemnified by the Company.

2.          This Agreement shall not affect in any manner rights which Indemnitee may have against the Company, any insurer or any other person to seek indemnification for or reimbursement of any expenses referred to herein or any judgment which may be rendered in any litigation or proceeding.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed on the date first above written.

COMPANY:

FIRST FOUNDATION INC.

By:
Its:
Print Name:

INDEMNITEE:

Print Name:

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